WARRANT AGREEMENT dated as of May 15, 2009 by and among PHOTRONICS, INC. and THE PURCHASERS NAMED HEREIN

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Page
EXHIBITS
A	Form of Warrant Certificate	A-1
B	Form of Joinder Agreement	B-1

SCHEDULE
2(a)	Warrant Allocation	S-1

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     THIS WARRANT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 15, 2009, by and among Photronics, Inc., a Connecticut corporation (the “Company”), the Purchasers listed on the signature pages hereto (the “Purchasers”) and each Person executing a Joinder Agreement as contemplated by Section 11(j).

W I T N E S S E T H:

     WHEREAS, the Company and the Purchasers are each party to a Credit Agreement (as hereinafter defined); and

     WHEREAS, in connection with an amendment of the Credit Agreement, the Company has agreed to issue warrants (the “Warrants”) to purchase shares of common stock, par value $0.01, of the Company (the “Common Stock”, and the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions

     (a) Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

     “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. The term “control” (as used in the terms “controlling”, “controlled by” or “under common control with”) means holding the power to direct or cause the direction of the management and policies of a Person, whether by ownership of equity securities, contract or otherwise.

     “Agreed Rate” shall mean ten percent (10%) per annum.

      “Aggregate Consideration” means the Aggregate Option Consideration or the Aggregate Convertible Security Consideration, as applicable.

     “Appraised Value” per share of Common Stock as of a date specified herein shall mean the value of such share as of such date as determined by an independent investment bank having experience in the valuation of companies similar to the Company, selected by the Company and reasonably acceptable to the Holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of outstanding Warrants. The Company shall select such investment bank within fifteen (15) days of notice from a Holder of the need to determine the Appraised Value. If the investment bank selected by the Company is not reasonably acceptable to such Holders, and the Company and such Holders cannot agree on a mutually acceptable investment bank within fifteen (15) days of its selection by the Company, then the Company and such Holders shall each choose one such investment bank within fifteen (15) days and the respective chosen firms (or, if only one firm is chosen because the other party fails to choose, then such one chosen firm) shall jointly select within fifteen (15) days of their selection a third investment bank, which shall make the determination within thirty (30) days of its selection.

The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by such Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected Holders. Such Appraised Value shall be determined as a pro rata portion of the equity value of the Company taken as a whole, on a fully diluted basis based on the equity value of the Company as a going concern, as determined by such selected investment bank, as described above, using methodologies customary for valuations of companies similar to the Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants, (iii) the fact that the Warrants or Warrant Stock may constitute “restricted securities” for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

      “Board” means the board of directors of the Company or any duly authorized committee thereof.

     “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are required or authorized by law to be closed in New York, New York.

     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     “Charter” means the Certificate of Incorporation of the Company, as amended and in effect on the Closing Date, and as such Charter may thereafter from time to time be amended in accordance with applicable law and such Charter.

     “Closing Date” means the date hereof.

     “Commission” means the United States Securities and Exchange Commission.

     “Common Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(c)(i) and (ii) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.

     “Convertible Securities” means any shares of stock or other securities that are, directly or indirectly, convertible into or exchangeable for shares of Common Stock.

     “Credit Agreement” means the Credit Agreement dated as of June 6, 2007 (as the same may be amended, restated or modified from time to time) by and among the Company, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

     “Current Market Price” means, as of any specified date, the last sale price, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or market system.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder and any successor statute.

     “Excluded Securities” means shares of Common Stock issued by the Company to employees pursuant to restricted stock awards in an amount not to exceed 500,000 shares outstanding.

     “Exercise Price” means the purchase price per Warrant Share to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be the Initial Exercise Price, as adjusted in accordance with the terms of this Agreement.

     “Expiration Time” means 5:00 p.m., New York, New York time on May 15, 2014.

     “Fair Market Value” means (i) with respect to cash, the amount of such cash and (ii) with respect to any other asset, the fair market value of such asset as determined in good faith by the Board and certified in a board resolution.

     “Governmental Authority” means any foreign, federal, state or local court, administrative body or other governmental or quasi-governmental entity with competent jurisdiction.

     “Holder” means a Person who is listed as a record owner of Warrants, Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; it being understood that the Purchasers shall be Holders as of the Closing Date.

     “Initial Exercise Price” means $0.01 per Warrant Share.

     “Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit B.

     “Knowledge” means, with respect to any Person other than an individual, the actual knowledge of the executive officers of such Person.

     “Legal Requirement” means any law, statute, treaty, rule, regulation, determination of an arbitrator, a court or other Governmental Authority or a stock exchange.

     “Lien” means any lien, claim, option, charge, encumbrance, security interest or other adverse claim of any kind.

     “Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     “Options” means any agreements, rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     “Original Warrant Share Amount” means, with respect to a Warrant, the aggregate number of Warrant Shares for which such Warrant would be exercisable without giving effect to the provisions of Section 3(b). In the case of the Warrants being issued on the date hereof, the Original Warrant Share Amounts are the respective amounts shown as “Warrant Shares” on Schedule 2(a). In the event of a subsequent transfer in part of a Warrant issued on the date hereof or any subsequent Transfer (an “Original Warrant”), the Original Warrant Share Amount of such Original Warrant shall be allocated between the transferred Warrant and the retained Warrant based upon the number of Warrant Shares purchasable upon exercise of those Warrants (i) assuming no prior exercises of the Original Warrant and (ii) disregarding any reductions under Section 3(b) of this Agreement.

     “Paydown” means a permanent reduction of $12,500,000 in the outstanding loan balance/commitments under the Credit Agreement in excess of all required commitments step-downs (and accompanying prepayments of the loans) under the Credit Agreement.

     “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind.

     “Refinancing Facility” means a credit or loan facility, an issuance of debt or equity securities, or capital contribution, in each case that refinances and repays in full in cash the Company’s and its subsidiaries senior credit and loan facilities existing on the date hereof (and any replacement facilities contemplated thereby).

     “Registration Rights Agreement” means the Registration Rights Agreement to be executed on the Closing Date by the Company and the Purchasers, as the same may be amended from time to time in accordance with its terms.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder and any successor statute.

     “Share Value” per share of Common Stock as of any specified date shall mean (i) the fair market value per share of Common Stock, on a fully diluted basis, as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each affected Holder or (ii) if any such Holder objects in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

     “Transaction Documents” means, collectively, this Agreement and the Registration Rights Agreement.

     “Transfer” means any sale, transfer, assignment, hypothecation, pledge or other disposition of any Warrants or Warrant Shares. The exercise of any Warrant in accordance with its terms shall not constitute a Transfer.

     (b) For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other gender; (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits and other attachments, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits and other attachments to, this Agreement; (iii) references to “Schedules” are references to the schedules delivered in connection with this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection; (v) the words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”; and (vii) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

     (c) The following capitalized terms are defined in the following Sections of this Agreement:

Term	Section
Adjustment Transaction	6(f)
Aggregate Convertible Security Consideration	6(c)(ii)
Aggregate Option Consideration	6(c)(i)
Agreement	Preamble
Common Stock	Preamble
Company	Preamble
Contractual Obligation	9(b)
Distribution	6(e)
Orders	9(b)
Purchasers	Preamble
Transfer Agent	5(b)
Warrant Certificates	2(a)
Warrant Registrar	2(c)
Warrant Shares	Preamble
Warrants	Preamble

Section 2. Issuance of Warrants; Warrant Certificates.

     (a) Form and Dating; Issuance. The Warrants shall be substantially in the form of Exhibit A (the “Warrant Certificates”). The Warrants may have notations, legends or endorsements required by usage or any Legal Requirement. Each Warrant shall be dated the date of signature by an Officer. On the Closing Date, the Company shall issue to each Purchaser set forth on Schedule 2(a), Warrants to purchase the respective number of Warrant Shares set forth opposite its name therein.

     The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. The Company, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

     (b) Execution. An Officer shall sign the Warrants for the Company by manual or facsimile signature.

     (c) Warrant Registrar. The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (“Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term “Warrant Registrar” includes any co-Warrant Registrar. The Company may change any Warrant Registrar; provided, however, that it shall provide written notice thereof to the Holders promptly following any such change. The Company or any of its Subsidiaries may act as Warrant Registrar. The Company will initially act as Warrant Registrar.

     (d) Holder Lists. The Company shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.

     (e) Transaction Documents; Transfer and Exchange.

          (i) Transfer and Exchange of Warrants. Upon written request by a Holder and such Holder’s compliance with the provisions of this Section 2, the Warrant Registrar shall register the transfer or exchange of Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Warrant Registrar the Warrants duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing. Prior to or concurrently with any Transfer of a Warrant, the transferee thereof shall execute and deliver to the Company a Joinder Agreement and thereby become a party to this Agreement.

          (ii) Agreement Legend. The following legend, in substantially the following form, shall appear on the face of all Warrants (and all Warrants issued in exchange therefor or substitution thereof) issued under this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT DATED AS OF MAY 15, 2009 BY AND AMONG THE ISSUER AND THE OTHER PERSONS NAMED THEREIN, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.”

          (iii) Private Placement Legend. The following legend, in substantially the following form, shall appear on the face of all Warrants and/or Warrant Shares as appropriate (and all Warrants and Warrant Shares issued in exchange therefor or substitution thereof) issued under this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS AND ONLY IF THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT STATING THAT SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

          (iv) Removal of Private Placement Legend. When any Warrants or Warrant Shares shall have been registered under the Securities Act, and such Warrants or Warrant Shares have been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act, the Holder of such Warrant or Warrant Shares shall be entitled to exchange, as the case may be, the Warrant Certificate representing such Warrants for a Warrant Certificate, or a certificate representing such Warrant Shares for a new certificate, in each case not bearing the legend required by Section 2(e)(iii).

          (v) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute Warrants upon the Warrant Registrar’s request.

               (A) No service charge shall be made to a holder of a Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               (B) All Warrants issued upon any registration of transfer or exchange of Warrants shall be duly authorized, executed and issued warrants for Common Stock, entitled to the same benefits under this Agreement as the Warrants surrendered upon such registration of transfer or exchange.

               (C) Prior to due presentment for the registration of a transfer of any Warrant, the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and the Company shall not be affected by notice to the contrary.

     (f) Replacement Warrants. If any mutilated Warrant is surrendered to the Company or the Company receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue a replacement Warrant. In connection with any such loss of a Warrant, the Company may request an indemnity reasonably satisfactory to it (it being understood that the written affidavit of loss of a Purchaser or any of its Affiliates shall be a sufficient indemnity) to protect the Company from any loss that it may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant. Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.

     (g) Cancellation. The Company at any time may deliver Warrants to the Warrant Registrar for cancellation. The Company shall forward to the Warrant Registrar any Warrants surrendered to it for registration of transfer, exchange or exercise. The Warrant Registrar, and no one else, shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled Warrants (subject to any applicable record retention requirements of the Exchange Act). Certification of the destruction of all canceled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Registrar for cancellation.

Section 3. Terms of Warrants; Exercise of Warrants

     (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised during the periods and to the extent set forth in Section 3(b), to receive from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the applicable Exercise Price. Such payment may be made (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company or (ii) by tendering Warrants as set forth in Section 3(c), in each case, equal to the Exercise Price for such Warrant Shares. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

     (b) Each Warrant shall be exercisable as to the percentage of its Original Warrant Share Amount during the respective periods as follows:

          (i) from the date hereof until the Expiration Time, up to 40% of the Original Warrant Share Amount;

          (ii) after October 31, 2009 until the Expiration Time, up to an additional 20% of the Original Warrant Share Amount unless the Company has made Paydowns of at least $50,000,000 on or prior to October 31, 2009, in which case such additional percentage shall be reduced (but not below zero) by 10.0% for each Paydown in excess of $50,000,000;

          (iii) after April 30, 2010 until the Expiration Time, up to an additional 20% of the Original Warrant Share Amount unless the Company has made Paydowns of at least $25,000,000 on or prior to April 30, 2010, in which case such additional percentage shall be reduced (but not below zero) by 10.0% for each Paydown in excess of $25,000,000; and

          (iv) after October 31, 2010 until the Expiration Time, up to an additional 20% of the Original Warrant Share Amount unless the Company has made Paydowns of at least $12,500,000 on or prior to October 31, 2010, in which case such additional percentage shall be reduced (but not below zero) by 10.0% for each Paydown in excess of zero.

     (c) At the option of the Holder, Warrant Shares to be acquired upon the exercise of the Warrant may be applied automatically to pay the Exercise Price in connection with a cashless exercise of the Warrant in whole or in part. Any Warrant Shares transferred to the Company as cashless payment of the Exercise Price under the Warrant shall be valued at the Current Market Price per share, as determined on the day immediately preceding the date the Warrant is presented for exercise.

     (d) In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder must deliver to the Company the Warrant Certificate and the form of election to purchase on the reverse thereof duly filled in and signed, and payment to the Company of the Exercise Price for the number of Warrant Shares, each as adjusted as herein provided, in respect of which such Warrants are then exercised.

     (e) Subject to the provisions of Section 4, upon compliance with Sections 3(a) and 3(d), the Company shall deliver or cause to be delivered promptly, but in any event not later than five Business Days after such compliance, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants, together with cash in lieu of fractional shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein, in accordance with this Agreement, shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, and from such date, regardless of when the Company actually mails such certificate, the Holder shall be deemed for all purposes to be the Holder of record of the Warrant Shares so deliverable by the Company.

     (f) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant are exercised, such Warrant shall be surrendered and a new Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Holder, registered in such name or names as may be directed in writing by the Holder in accordance with this Agreement.

     (g) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Registrar. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Registrar in a manner satisfactory to the Company.

     (h) The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders upon reasonable advance written notice and during normal business hours at its office. The Company shall supply the Holders from time to time with such numbers of copies of this Agreement as the Holders may reasonably request.

Section 4. Tax Matters

     The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Reservation of Warrant Shares

     (a) The Company will at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     (b) The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 7 hereof.

     (c) The Company covenants that all Warrant Shares that may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, and free from all Liens, other than any Liens created by the recipient thereof or under this Agreement or any other Transaction Document or under applicable securities laws.

     (d) The Company shall use its reasonable best efforts to ensure that there remains a sufficient number of shares of Common Stock that are authorized under the Charter and unissued to satisfy the Company’s obligations under this Agreement.

Section 6. Adjustment of Number of Warrant Shares Issuable

     The number of Warrant Shares that may be purchased upon the exercise of each Warrant and/or the Exercise Price, as applicable, will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.

     (a) Adjustments for Issuances. If, at any time or from time to time, after the issuance of the Warrants hereof but prior to the earlier of the exercise of the then-outstanding Warrants and the Expiration Time, the Company issues or sells or, in accordance with this Section 6, is deemed to have issued or sold, any shares of Common Stock (other than the Excluded Securities) for a consideration per share less than the Current Market Price per share of the Common Stock as of the date of such issuance or sale (or such deemed issuance or sale), then, immediately upon such issuance or deemed sale the Exercise Price shall be reduced to the Exercise Price determined by multiplying (x) the Exercise Price in effect immediately prior to such issuance or sale by (y) the quotient obtained by dividing (i) the sum of (A) the product derived by multiplying the Current Market Price per share of Common Stock by the number of shares of Common Deemed Outstanding immediately prior to such issuance or sale, plus (B) the Aggregate Consideration in respect of such issuance or sale (or such deemed issuance or sale), by (ii) the product determined by multiplying the Current Market Price per share of Common Stock by the number of shares of Common Deemed Outstanding immediately after such issuance or sale (determined without giving effect to the adjustment in this Section 6(a)).

     (b) Notwithstanding the foregoing, there shall be no adjustment in the Exercise Price as a result of any issuance or sale (or deemed issuance or sale) of the Warrants (or shares of Common Stock upon the exercise of the Warrant).

     (c) For purposes of determining any adjustments to the Exercise Price under this Section 6, the following shall be applicable:

          (i) Issuance of Options. If the Company in any manner grants, issues or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Current Market Price per share of Common Stock immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (x) the sum of (1) the total amount, if any, received by the Company as consideration for the granting, issuance or sale of such Options, plus (2) the aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof (such sum, the “Aggregate Option Consideration”), by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. In the event any such Options are terminated or expire without exercise, then the Exercise Price shall be adjusted such that it is equal to the Exercise Price that would have been in effect if such terminated or expired Options had not been issued.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Current Market Price per share of Common Stock immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (x) the sum of (1) the total amount received by the Company as consideration for the issue or sale of such Convertible Securities, plus (2) the aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof (such sum, the “Aggregate Convertible Security Consideration”), by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale. In the event any such Convertible Securities are terminated or expire without exercise, then the Exercise Price shall be adjusted such that it is equal to the Exercise Price that would have been in effect if such terminated or expired Convertible Securities had not been issued.

          (iii) Change in Option Price or Conversion Rate. If the Aggregate Consideration or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed Aggregate Consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Exercise Price would result in an increase in the Exercise Price then in effect, the Company will promptly give all Holders written notice of such increase; provided, further, that no adjustment shall be made hereunder as a result of a change of any such conversion rate as a result of the issuance of securities for which an adjustment would otherwise be made under Section 6(a). For purposes of this Section 6(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date hereof are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Exercise Price hereunder to be increased above the initial Exercise Price in effect upon issuance of Warrants on the date hereof.

          (iv) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (without giving effect to any discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration.

          (v) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any wholly owned Subsidiary of the Company, and the disposition of any shares so owned or held shall other than to the Company or any wholly owned Subsidiary of the Company be considered an issuance or sale of such shares.

          (vi) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, and no further adjustment with respect to such issuance or sale shall be made on the actual date of issuance or sale or otherwise.

     (d) Adjustments for Change in Common Stock. If the Company shall at any time or from time to time, after the issuance of the Warrants but prior to the earlier of the exercise of the then-outstanding Warrants and the Expiration Time, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 6), then, and in each such case, (A) the aggregate number of Warrant Shares for which this Warrant is exercisable immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter. An adjustment made pursuant to this Section 6(d) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

     (e) Adjustments for Certain Distributions. If the Company shall at any time or from time to time, after the date hereof but prior to the Expiration Time, distribute to all holders of shares of Common Stock cash, evidences of indebtedness of the Company or another issuer or other assets (other than Capital Stock) (other than any such event for which an adjustment is made pursuant to another clause of this Section 6) (a “Distribution”), or become a party to any Adjustment Transaction (as defined below) in accordance with Section 6(f), then the Company shall give or shall cause to be given to each Holder, at least fifteen (15) days prior to any applicable record date, or fifteen (15) days prior to the date of the event in the case of events for which there is no record date, a written notice specifying (i) the Company’s intent to distribute a Distribution or enter into an Adjustment Transaction, as the case may be, (ii) the record date for such Distribution, if applicable, (iii) the amount and character of such Distribution, if applicable, and (iv) the date on which such Adjustment Transaction is expected to be consummated, if applicable.

     (f) Consolidation, Merger, Reorganization or Recapitalization. If the Company shall at any time after the date hereof but prior to the Expiration Time become a party to any transaction (including a merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation or recapitalization of the Common Stock, not subject to adjustment under Section 6(a), 6(d) or 6(e)) in which the previously outstanding Common Stock shall be converted or changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate Person or other property, or any combination of the foregoing, but excluding a sale of the Company (each such transaction, being herein called an “Adjustment Transaction”), then the Company shall use commercially reasonable efforts to have lawful and adequate provision made so that each Holder of a Warrant, upon the exercise thereof at any time on or after the consummation of the Adjustment Transaction, shall be entitled to receive, and such Warrant shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities, cash or other property to which such Holder would have been entitled upon consummation of the Adjustment Transaction if such Holder had exercised such Warrant into Warrant Shares immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6).

     (g) Form of Warrants. Irrespective of any adjustments in the Exercise Price, the number of Warrant Shares for which each Warrant may be exercised or kind of shares or other assets purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or other assets as are stated in the Warrants initially issuable pursuant to this Agreement.

     (h) No Dilution or Impairment. If, at any time or from time to time after the issuance of the Warrants but prior to the exercise thereof, (i) the Company shall take any action which (A) affects the Common Stock and (B) is similar to, or has an effect similar to, any of the actions described in any of Sections 6(a), 6(d) or 6(f) (but not including any action described in any such Section) and (ii) the Board in good faith determines that it would be equitable under such circumstances to adjust the Exercise Price and/or the number of Warrant Shares for which each Warrant may be exercised as a result of such action, then, and in each such case, the Exercise Price and/or such number of Warrant Shares shall be adjusted in such manner and at such time as the Board in good faith determines would be equitable under such circumstances, which determination shall be certified in a board resolution.

     (i) Notice of Adjustments. Upon any adjustment pursuant to Section 6, the Company shall promptly thereafter cause to be sent to the Holders, a certificate setting forth the Exercise Price in effect and the kind and amount of Warrant Shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant and payment of the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error.

     (j) Certain Limitations. Notwithstanding anything herein to the contrary, the Company shall in no event be required to effect any adjustment contemplated under this Section 6 that would cause the Exercise Price to be less than the par value of the Common Stock.

Section 7. Fractional Interests

     The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants, although it may do so in its sole discretion. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole United States cent.

Section 8. Repurchase by the Company of Warrants

     (a) The provisions of this Section 8 shall not apply during any period of time that the Common Stock is traded upon the Nasdaq Stock Market or any other national securities exchange.

     (b) Subject to Section 8(a), from time to time after May 15, 2012, the Company shall, upon written notice (a “Put Notice”) from a Holder of Warrants, repurchase (subject to the provisions of Section 8(c)), on the date and in the manner set forth in Section 8(e), from such Holder, all or the portion of such Warrants designated in such Put Notice. The purchase price for such Warrants shall be equal to an amount (the “Put Price”) determined by multiplying (1) the number of Warrant Shares then issuable upon exercise of such Warrant (or the portion thereof designated by the Holder to be repurchased in such Put Notice) by (2) the difference between the Share Value per share of Common Stock as of the date of such Put Notice and the Exercise Price per share of Common Stock as of the date of such Put Notice.

     (c) The Company shall not be obligated to repurchase any portion of a Warrant to the extent that either of the following conditions (a “Disabling Condition”) would exist:

          (i) if such repurchase would be unlawful under the corporation laws of the State of Connecticut and no steps can be reasonably taken by the Company (including, without limitation, a reduction in the stated capital of the Company, causing the Subsidiaries of the Company to pay dividends to the Company or other similar restructuring actions) that would permit such repurchase; or

          (ii) if such repurchase would create a default or an event of default under the Credit Agreement (unless waived) or any Refinancing Facility.

In the event that, notwithstanding the Company’s efforts, any Disabling Condition remains with respect to any repurchase requested pursuant to Section 8(b), the Company shall promptly give the Holder written notice thereof. If the Disabling Condition would not fully prohibit the Company from repurchasing the portion of the Warrant requested to be repurchased, such notice shall indicate the portion of the Warrant that may be repurchased by the Company without being subject to any such Disabling Condition. Within thirty (30) days after receipt of any such notice indicating that the Company is able to repurchase a portion but not all of such Warrant, the Holder may elect to require the Company to repurchase such portion, and the Holder’s prior request pursuant to Section 8(b) shall be deemed to have been withdrawn with respect to any portion of such Warrant not covered by such an election. In any case in which the Company is released from its obligation to repurchase any portion of such Warrant under this Section 8(c) because of the existence of a Disabling Condition, the Company shall promptly notify the Holder of any subsequent abatement of such Disabling Condition that would permit the Company to make such repurchase in whole or in part. Within thirty (30) days of receipt of any such notice, and without limiting any other right of the Holder to cause the Company to repurchase all or any portion of such Warrant pursuant to Section 8(a), the Holder may reinstate its prior request for a repurchase of such Warrant in whole or in part to the extent then permitted, which repurchase, however, shall be for a consideration equal to the sum of (x) the Put Price that would apply if a new request for repurchase had been made at the time of the reinstatement of such prior request plus (y) interest thereon at the Agreed Rate from the date of the Company’s notice as to the existence of the Disabling Condition to the date of the actual repurchase.

     (d) Subject to Section 8(a), from time to time after May 15, 2013, the Company shall have the right (the “Call”), upon written notice (the “Call Notice”) to the Holders of all outstanding Warrants, to repurchase on the date and in the manner set forth in Section 8(e) from the Holders of such Warrants all (and not less than all) of such Warrants for an amount equal to the product determined by multiplying (1) the number of Warrant Shares then purchasable upon exercise of such Warrants by (2) the difference between the Share Value per share of Common Stock as of the date of such Call Notice and the Exercise Price per share of Common Stock as of the date of such Call Notice (the “Call Price”).

     (e) The Put Price for any repurchase of a Warrant pursuant to Section 8(b) or the Call Price for any repurchase of the Warrants pursuant to Section 8(d) shall be determined as promptly as practicable (and in any event within thirty (30) days) after the later of the date of (i) the Put Notice given to the Company pursuant to Section 8(b) or the Call Notice given by the Company pursuant to Section 8(d), and (ii) if determination of the Appraised Value becomes necessary as a result of an objection from a Holder, the retention of an investment bank to determine the Appraised Value of the Common Stock, and shall be payable in cash within thirty (30) days following the date of such determination. On the date of any repurchase of any portion of a Warrant or Warrants pursuant to this Section 8, the Holder of each such affected Warrant shall assign to the Company such Warrant or portion thereof being repurchased, as the case may be, without any representation or warranty (except as to title and authority), by the surrender of such Warrant at the office of the Company at the address specified in Section 11(b) against payment of the Put Price or the Call Price therefor. Payment of the Put Price or the Call Price shall be made, subject to Section 8(f), at the option of the Holder of such Warrant by (i) wire transfer to an account in a bank located in the United States designated by such Holder for such purpose or (ii) a certified or official bank check payable to the order of such Holder. If less than all of a Warrant is being repurchased, the Company shall cancel such Warrant and issue in the name of, and deliver to, the Holder a new Warrant for the portion not being repurchased.

     (f) In the event of a delay or dispute relating to the determination of the amount of the Share Value per share of Common Stock, the Company shall nonetheless repurchase any Warrants to be repurchased pursuant to this Section 8 within the time period set forth in Section 8(e), calculating the Put Price or the Call Price on the basis of the Company’s good faith determination of such Share Value. After the resolution of such delay or dispute, the Put Price or the Call Price shall be recalculated using the finally determined amount for such price, and, within ten (10) days of the resolution of such delay or dispute, (i) the Company shall pay to the Holders of the repurchased Warrants the amount, if any, by which such recalculated Put Price or Call Price exceeds the Put Price or Call Price previously paid by the Company, together with interest on such excess from the date of repurchase to the date of such payment at the Agreed Rate or (ii) each Holder of a repurchased Warrant shall pay to the Company the amount, if any, by which such recalculated Put Price or Call Price receivable by such Holder exceeds the Put Price or Call Price previously paid by the Company to such Holder, together with interest on such excess from the date of repurchase to the date of such payment at the Agreed Rate.

Section 9. Representations and Warranties of the Company

     The Company hereby represents and warrants to the Purchasers as follows:

     (a) Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Connecticut. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The Company has, prior to the date hereof, provided to the Purchasers true and complete copies of the Company’s Charter and bylaws, as in effect as of the date hereof.

     (b) Authorization; No Contravention. The execution, delivery and performance by the Company of each Transaction Document and the transactions contemplated thereby (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Company’s Charter or bylaws or any other governing or organizational documents of the Company; (iii) except as would not have a material adverse effect on the Company or the performance of the Company’s obligations under the Transaction Documents, do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation (each a “Contractual Obligation”) to which the Company is party or by which any of its assets are bound or any Legal Requirement applicable to the Company; and (iv) except as would not have a material adverse effect on the Company or the performance of the Company’s obligations under the Transaction Documents, do not violate any judgment, injunction, writ, award, decree or order (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company or any of its assets.

     (c) Governmental Authorization; Third Party Consents. Except as would not have a material adverse effect on the Company or the performance of the Company’s obligations under the Transaction Documents, and assuming the accuracy of the representations and warranties of the other parties hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Legal Requirement, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Transaction Documents or the transactions contemplated thereby, except for any approvals, consents or authorizations that have been obtained, actions taken, notices given, or filings made, prior to the execution and delivery hereof, which are in full force and effect on the date hereof.

     (d) Binding Effect. This Agreement has been and, when executed and delivered by the Company, the Registration Rights Agreement will have been, duly executed and delivered by the Company, and this Agreement constitutes and, when executed and delivered by the Company, the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     (e) Capitalization. The authorized capital stock of the Company, as of the date hereof, consists of (i) 2,000,000 shares of Preferred Stock, par value $0.01, of which no shares are presently issued or outstanding, and (ii) 150,000,000 shares of Common Stock, of which 42,078,718 were issued and outstanding as of February 12, 2009 and 1,452,152 shares are available for future issuance under the Company’s current equity compensation plans as set forth in the Company’s Definitive Proxy Statement filed with the Commission on February 26, 2009. Immediately following the Closing, 2,087,878 shares of Common Stock shall be reserved for issuance in respect of Warrants. All of the shares of Common Stock to be issued upon exercise of Warrants shall be, when so issued in accordance with such Warrants, validly issued, fully paid and non-assessable and free and clear of all Liens, other than any Liens created by the recipient thereof or under this Agreement or under applicable securities laws.

     (f) No Other Representations. EXCEPT AS SET FORTH IN THIS SECTION 9, NONE OF THE COMPANY, OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY.

Section 10. Representations and Warranties of the Purchasers

     Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

     (a) Acquisition for Own Account. The Warrants being acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Warrants or the Warrant Shares issuable upon exercise thereof or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Warrants or Warrant Shares in a transaction that does not violate the Securities Act under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of such Warrants or Warrant Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then applicable and in effect.

     (b) Restricted Securities. Such Purchaser understands that (i) the Warrants and the Warrant Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement and upon exercise of Warrants is exempt pursuant to Section 4(2) of the Securities Act, (ii) the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth herein, and (iii) such Warrants and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

     (c) Accredited Investor. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and the Registration Rights Agreement, has the ability to bear the economic risks of the investment and is an “accredited investor” as defined in Rule 501 of Regulation D, promulgated under the Securities Act.

Section 11. Miscellaneous

     (a) Limitation of Liability; No Rights as Stockholders. Prior to any exercise of a Warrant by a Holder, no provision hereof and no enumeration herein of the rights or privileges of the Holders, shall give rise to any liability or right of any such Holder to pay the Exercise Price for any Common Stock or any liability as a stockholder of the Company, in each case other than pursuant to an exercise of a Warrant and in each case whether such liability is asserted by the Company or by creditors of the Company. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

     (b) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

If to the Company, to:

Photronics, Inc.
15 Secor Road
Brookfield, Connecticut 06804
Facsimile: 203-775-5601
Attention: Richelle Burr
Vice President, Associate General Counsel and
Secretary

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: 646-848-8902
Attention: Stephen M. Besen, Esq.

If to any Holder, to the address for such Person set forth in the books and records of the Company.

     All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 11(b), be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 11(b), be deemed given upon facsimile confirmation, (y) if delivered by mail in the manner described above to the address as provided in this Section 11(b), upon the earlier of the third Business Day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 11(b), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11(b)). Any party from time to time may change such party’s address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

     (c) Supplements and Amendments. This Agreement (together with the exhibits and schedules hereto, which are incorporated herein by reference and made a part hereof), together with the Registration Rights Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and the Holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of outstanding Warrants, and any such amendment, modification or supplement shall be binding on the Company and all Holders; provided, that any amendment that alters the rights of any Holder in a discriminatory manner as compared to all other Holders shall require the prior written consent of such Holder; provided further, the Company may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of any Holder. This Agreement is for the benefit only of the parties hereto and is not intended to create any obligations to, or rights in respect of, any other persons other than the parties hereto.

     (d) Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except with respect to the validity of this Agreement and the Warrants, the issuance of Common Stock upon exercise of the Warrants and the rights and duties of the Company with respect to registration of transfer, which shall be governed by the laws of the State of Connecticut.

     (e) Consent to Jurisdiction; Service of Process. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any New York State or federal court located in New York County, in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(b) shall be deemed effective service of process on such party.

     (f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (g) Specific Performance. Each of the parties hereto, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement, and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

     (h) Waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature. Notwithstanding the foregoing, any waiver on behalf of the Holders may be granted by a written instrument executed by the Holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of outstanding Warrants; provided, that any waiver that alters the rights of any Holder in a discriminatory manner as compared to all other Holders shall require the prior written consent of such Holder.

     (i) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     (j) Joinder Agreement. Each Holder severally agrees that it will not Transfer any Warrant to any third party unless such transferee has executed a Joinder Agreement by which such transferee becomes a party to this Agreement. Upon becoming a party to this Agreement, such transferee shall become entitled to the benefits, and subject to the obligations, of a Holder under this Agreement.

     (k) Invalid Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     (l) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     (m) Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     (n) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart to this Agreement.

     (o) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Company or any Purchaser or on behalf of any of them.

     (p) Mutual Drafting. This Agreement is the result of the joint efforts of the parties hereto, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and there will be no construction against any party based on any presumption of that party’s involvement in the drafting of this Agreement.

     (q) Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Holders, including the reasonable fees, charges and disbursements of counsel for the Holders, in connection with the preparation and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable out-of-pocket expenses incurred by the Holders, including the fees, charges and disbursements of counsel for the Holders, in connection with the enforcement or protection of their rights in connection with the Transaction Documents, including their rights under this Section 11(q). All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

     (r) Investment Unit. Each of the Company and the Holders (by their acceptance of the Warrants) (i) acknowledges that the original Warrants are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which investment unit includes the loans under the Credit Agreement, and (ii) agree to allocate zero fair market value to the original Warrants and prepare their respective federal income tax returns in a manner consistent with the foregoing.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPANY:

PHOTRONICS, INC.

By:
Name:
Title:

Signature Page to Warrant Agreement

Signature Page to Warrant Agreement by and among Photronics, Inc., a Connecticut corporation, and the Purchasers listed on the signature pages hereto

To approve this Agreement as a Purchaser:

Purchaser:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:_____________________________________
Name:
Title:

Signature Page to Warrant Agreement

Signature Page to Warrant Agreement by and among Photronics, Inc., a Connecticut corporation, and the Purchasers listed on the signature pages hereto

To approve this Agreement as a Purchaser:

Purchaser:

RBS CITIZENS, NATIONAL ASSOCIATION

By:_____________________________________
Name:
Title:

Signature Page to Warrant Agreement

Signature Page to Warrant Agreement by and among Photronics, Inc., a Connecticut corporation, and the Purchasers listed on the signature pages hereto

To approve this Agreement as a Purchaser:

Purchaser:

HSBC BANK USA, NATIONAL ASSOCIATION

By:_____________________________________
Name:
Title:

Signature Page to Warrant Agreement

Signature Page to Warrant Agreement by and among Photronics, Inc., a Connecticut corporation, and the Purchasers listed on the signature pages hereto

To approve this Agreement as a Purchaser:

Purchaser:

CITIBANK, N.A.

By:_____________________________________
Name:
Title:

Signature Page to Warrant Agreement

Signature Page to Warrant Agreement by and among Photronics, Inc., a Connecticut corporation, and the Purchasers listed on the signature pages hereto

To approve this Agreement as a Purchaser:

Purchaser:

BANK OF AMERICA, N.A.

By:_____________________________________
Name:
Title:

Signature Page to Warrant Agreement

Signature Page to Warrant Agreement by and among Photronics, Inc., a Connecticut corporation, and the Purchasers listed on the signature pages hereto

To approve this Agreement as a Purchaser:

Purchaser:

UBS LOAN FINANCE LLC

By:_____________________________________
Name:
Title:

By:_____________________________________
Name:
Title:

Signature Page to Warrant Agreement

EXHIBIT A

FORM OF WARRANT CERTIFICATE

[Face]

     Agreement Legend. Each Warrant issued under this Agreement shall bear the following legend on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT DATED AS OF MAY 15, 2009, BY AND AMONG THE ISSUER AND THE OTHER PERSONS NAMED THEREIN, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.”

     Private Placement Legend. Each Warrant issued pursuant to an exemption from the registration requirements of the Securities Act shall bear the following legend on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS AND ONLY IF THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT STATING THAT SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

Warrant No. [________]
[________] Warrant Shares

Warrant Certificate

PHOTRONICS, INC.

     This Warrant Certificate certifies that [________], or its registered assigns, is the registered holder of Warrants (the “Warrants”) to purchase Common Stock, par value $0.01 per share (the “Common Stock”), of Photronics, Inc., a Connecticut corporation (the “Company”). This Warrant entitles the registered holder upon exercise at any time prior to the Expiration Time to receive from the Company up to [________] fully paid and nonassessable shares of Common Stock, $0.01 par value (the “Warrant Shares”) at the exercise price (the “Exercise Price”) of $0.01 per share, subject to surrender of this Warrant Certificate and payment of the Exercise Price to the Company and to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof (the “Warrant Agreement”). The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., New York, New York time on May 15, 2014 (the “Expiration Time”), and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, Photronics, Inc. has caused this Warrant Certificate to be signed below.

Dated: [                ], 20[__]

PHOTRONICS, INC.

By:
Name:
Title:

[Reverse of Warrant Certificate]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at the Expiration Time and are issued or to be issued pursuant to a Warrant Agreement, dated as of May 15, 2009 (the “Warrant Agreement”), by and among the Company and the Purchasers named therein, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     Warrants may be exercised at any time on or before the Expiration Time. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Company at the address set forth in Section 11(b) of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, and upon payment to the Company of the Exercise Price, for the number of Warrant Shares, each as adjusted as provided in the Warrant Agreement, in respect of which such Warrants are then exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of each Warrant may, subject to certain conditions, be adjusted. The Company shall not be required to issue fractional shares of Common Stock but may do so in its discretion. If fractional shares are not so issued, the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered to the Company by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate to the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________shares of Common Stock, and herewith tenders payment for such shares [to the order of Photronics, Inc., in the amount of $____________] [by tendering Warrants as set forth in Section 3(c) of the Warrant Agreement, equal to the Exercise Price] in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ____________, whose address is ____________and that such shares be delivered to ____________, whose address is ____________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________, whose address is ____________, and that such Warrant Certificate be delivered to ____________, whose address is ____________.

Signature

Date:

[Form of Assignment Form]

     FOR VALUE RECEIVED, the undersigned registered owner of the enclosed Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the right to purchase the number of shares of Common Stock of the Company indicated below, and if such shares shall not include all of the shares of Common Stock purchasable upon the exercise of Warrants represented by the enclosed Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate to the undersigned of like tenor for such remaining shares not transferred hereunder:

Name and Address of Assignee	Number of Shares

     and does hereby irrevocably constitute and appoint _____________________attorney-in-fact to register such transfer onto the books of Photronics, Inc. maintained for the purpose, with full power of substitution in the premises.

     If the Assignee is not already a party to the Registration Rights Agreement (as that term is defined in the Warrant Agreement), the undersigned registered owner of the enclosed Warrant Certificate has provided the Company with a fully executed joinder agreement pursuant to which the Assignee has become a party to the Registration Rights Agreement.

Dated:___________________	Print Name:___________________

Signature:_____________________

Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

FORM OF JOINDER TO WARRANT AGREEMENT

     THIS JOINDER to Warrant Agreement (this “Joinder”) is made as of ____ ___, ____ by ___________, a ________(the “Purchaser”) pursuant to the Warrant Agreement dated as of May 15, 2009 (as amended, supplemented or otherwise modified from time to time, the “Warrant Agreement”), by and among Photronics, Inc., a Connecticut corporation (the “Company”) and the Purchasers and other Holders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Warrant Agreement.

     In consideration of the sale, issuance or transfer of Warrants to the Purchaser and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser hereby agrees as follows:

     1. The Purchaser hereby joins in and agrees to be bound by, and shall be entitled to the benefits of, each and all of the provisions of the Warrant Agreement as a Holder thereunder. The Purchaser further agrees to execute and deliver all other documents and instruments and take all other actions required under or pursuant to the Warrant Agreement or as reasonably required by the Company in connection herewith.

     2. For purposes of delivering any notice under the Warrant Agreement, the address of the Purchaser is as follows:

[Name]
[Address]
Facsimile Number:

     3. This Joinder may be executed in counterparts each of which, taken together, shall constitute one and the same original.

     4. This Joinder and the rights of the Purchaser hereunder shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

          EXECUTED AND DATED this the ____ day of [_____], 20[__].

[PURCHASER]

By:

B-1

SCHEDULE 2(a)

WARRANT SHARE ALLOCATION

Name and Address of Purchaser	Warrant Shares
JPMorgan Chase Bank, National Association	470,411
277 Park Avenue, 22nd Floor
New York, NY 10172
Attention: David Gibbs, Managing Director
Telephone: 212-622-8612
Telecopier: 917-463-0260

RBS Citizens, National Association	306,335
[address]
Attention: [•]
Telephone: [•]
Telecopier: [•]

HSBC Bank USA, National Association	442,562
[address]
Attention: [•]
Telephone: [•]
Telecopier: [•]

Citibank, N.A.	406,436
388 Greenwich St., 7th Fl
New York, NY 10013
Attention: Dina Garthwaite
Telephone: 212-816-3730
Telecopier: 646-308-6550

Bank of America, N.A.	295,042
600 Montgomery Street, 15th Floor
San Francisco, CA 94111
Attention: Gary M. Tsuyuki, Managing Director
Telephone: 415-913-6079
Telecopier: 415-343-9489

UBS Loan Finance LLC	167,092
[address]
Attention: [•]
Telephone: [•]
Telecopier: [•]

Total	2,087,878

S-1